Exhibit 99.2

THESTREET, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

	As of March 31, 2018
ASSETS	Historical	Disposition of Business (2a)	Other Adjustment		Pro forma

Current Assets:
Cash and cash equivalents	$13,223,536	$—	$31,954,000	2(b)	$45,177,536
Accounts receivable, net of allowance for doubtful accounts	5,095,663	178,313			4,917,350
Other receivables	255,561				255,561
Prepaid expenses and other current assets	2,111,526	69,431			2,042,095
Total current assets	20,686,286	247,744	31,954,000		52,392,542
Noncurrent Assets:
Property and equipment, net of accumulated depreciation and amortization	2,565,064	633,835			1,931,229
Marketable securities	1,748,805				1,748,805
Other assets	1,156,049				1,156,049
Goodwill	29,478,161	5,851,050			23,627,111
Other intangibles, net of accumulated amortization	14,085,490	1,010,315			13,075,175
Deferred tax asset	1,888,339				1,888,339
Restricted cash	500,000				500,000
Total assets	$72,108,194	$7,742,944	$31,954,000		$96,319,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,003,762	$3,122			$2,000,640
Accrued expenses	2,582,354	82,194			2,500,160
Deferred revenue	26,066,008	4,354,957			21,711,051
Other current liabilities	1,940,129	51,314			1,888,815
Total current liabilities	32,592,253	4,491,587	—		28,100,666
Noncurrent Liabilities:
Deferred tax liability	1,115,723	221,350			894,373
Other liabilities	2,599,936	557,375	166,093	2(c)	2,208,654
Total liabilities	36,307,912	5,270,312	166,093		31,203,693

Stockholders’ Equity:
Common stock; $0.01 par value; 100,000,000 shares authorized; 56,900,725 shares issued and 49,186,690 shares outstanding at March 31, 2018	569,007				569,007
Additional paid-in capital	259,910,012				259,910,012
Accumulated other comprehensive loss	(4,419,337)				(4,419,337)
Treasury stock at cost; 7,714,035 shares at March 31, 2018	(13,490,213)				(13,490,213)
Accumulated deficit	(206,769,187)		29,315,275	2(d)	(177,453,912)
Total stockholders’ equity	35,800,282	—	29,315,275		65,115,557

Total liabilities and stockholders’ equity	$72,108,194	$5,270,312	$29,481,368		$96,319,250

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

THESTREET, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2017

	Historical	Disposition of Business (3)	Pro forma

Revenue:
Business to business	$31,450,697	$7,674,548	$23,776,149
Business to consumer	31,018,693		31,018,693
Total revenue	62,469,390	7,674,548	54,794,842

Operating expense:
Cost of services	27,115,500	1,808,448	25,307,052
Sales and marketing	13,559,393	1,333,105	12,226,288
General and administrative	15,494,219	663,136	14,831,083
Depreciation and amortization	5,132,259	1,396,730	3,735,529
Restructuring and other charges	470,299	31,035	439,264
Total operating expense	61,771,670	5,232,454	56,539,216
Operating income (loss)	697,720	2,442,094	(1,744,374)
Net interest income	46,807	9,514	37,293
Net income (loss) before income taxes	744,527	2,451,608	(1,707,081)
Recovery for income taxes	2,808,162	79,836	2,728,326
Net income	3,552,689	2,531,444	1,021,245
Capital contribution attributable to preferred stockholders	22,367,520	—	22,367,520
Net income attributable to common stockholders	$25,920,209	$2,531,444	$23,388,765

Net income per share:
Basic net income attributable to common stockholders	$0.69		$0.62
Diluted net income attributable to common stockholders	$0.68		$0.62

Weighted average basic shares outstanding	37,624,103		37,624,103
Weighted average diluted shares outstanding	37,842,479		37,842,479

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

THESTREET, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31, 2018

	Historical	Disposition of Business (3)	Pro forma

Revenue:
Business to business	$8,037,624	$2,133,684	$5,903,940
Business to consumer	6,671,203		6,671,203
Total revenue	14,708,827	2,133,684	12,575,143

Operating expense:
Cost of services	5,916,804	455,731	5,461,073
Sales and marketing	3,812,549	331,692	3,480,857
General and administrative	4,330,146	161,855	4,168,291
Depreciation and amortization	1,194,679	87,073	1,107,606
Restructuring and other charges	—		—
Total operating expense	15,254,178	1,036,351	14,217,827
Operating (loss) income	(545,351)	1,097,333	(1,642,684)
Net interest income	18,777	2,498	16,279
Net (loss) income before income taxes	(526,574)	1,099,831	(1,626,405)
Provision for income taxes	(155,136)		(155,136)
Net (loss) income attributable to common stockholders	$(681,710)	$1,099,831	$(1,781,541)

Net loss per share:
Basic net loss attributable to common stockholders	$(0.01)		$(0.04)
Diluted net loss attributable to common stockholders	$(0.01)		$(0.04)

Weighted average basic shares outstanding	49,184,692		49,184,692
Weighted average diluted shares outstanding	49,184,692		49,184,692

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 20, 2018, The Street, Inc. (“TST” or “the Company”) and its subsidiary Bankers Fin. Corp (“RW”) completed the sale of certain assets and liabilities of the RateWatch business located in Wisconsin to S&P, Inc for a total purchase price of $33.5 million, subject to customary working capital adjustments (“Sale Transaction”). As a result, the RateWatch business’ historical results will be reported in TST’s consolidated financial statements as discontinued operations and in subsequent periods TST’s consolidated financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to the RateWatch business.

The following unaudited pro forma condensed consolidated financial statements (“unaudited pro forma statements”) and explanatory notes are based on TST’s historical consolidated financial statements adjusted to give effect to the Sale Transaction. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2018 and year ended December 31, 2017 have been prepared with the assumption that the sale transaction occurred as of the beginning of the statement period. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2018 has been prepared with the assumption that the Sale Transaction was completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what TST’s financial condition or results of operations would have been had the Sale Transaction occurred on the date indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by TST based upon assumptions deemed appropriate by TST’s management. An explanation of certain assumptions is set forth under the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and the notes thereto included in TST’s Annual Report on Form 10-K for the year ended December 31, 2017 as well as the Company’s unaudited condensed consolidated financial statements and notes thereto included in the Company’s Quarterly report on Form 10Q for the three months ended March 31, 2018.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Sale Transaction

On June 20, 2018 TST completed the sale of certain assets and liabilities of the RateWatch business. The sales price was $33.5 million, subject to customary working capital adjustments.

2.	Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma statements:

(a)	Recording of the disposition of the Business. The amounts include the assets and liabilities attributable to the business being sold.

(b)	Recording of the sale proceeds, net of estimated transaction related expenses:

Pro Forma Adjustment
Cash proceeds of the sale	$33,500,000
Less: Estimated Transaction costs	1,546,000
Total Cash Proceeds less transaction costs	$31,954,000

(c)	The table below represents the tax expense and related taxes payable associated with sale of TST’s RateWatch business.

Income tax expense at statutory rates	$9,062,573
Book tax difference	1,766,212
Benefit from net operating loss utilization	(10,662,692)
Total income tax payable	$166,093

We have applied an effective tax rate of 30.74% which represents the stand-alone tax associated with the RateWatch business adjusted for the impact of the book tax differences and utilization of net operating loss carryforwards.

The Company estimates the taxable income of $35.2 million with respect to the gain on sale of certain assets and liabilities of RateWatch to be fully offset by federal net operating losses on hand of approximately $175 million as of the transaction date. The Company estimates that after utilizing state and local net operating losses they will incur state and local income, capital and minimum taxes of $166 thousand. The Company has historically provided for a full valuation allowance against the aforementioned tax attributes. The corresponding release of the valuation allowance as a result of the utilization of such tax attributes will result in an estimated federal and state and local deferred income tax effect of zero.

(d)	The estimated gain on the sale of the business if we had completed the sale as of March 31, 2018 is as follows:

Net cash proceeds (Note (b))	$31,954,000
Net assets sold	(2,472,632)
Pre-tax gain on sale	29,481,368
Tax expense	166,093
After-tax gain on sale	$29,315,275

This estimated gain has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature and is reflected within equity on the Balance Sheet for the period ended March 31, 2018. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Sale Transaction.

3.	Discontinued Operations

The Financial results of the RateWatch business, net of income taxes, have been removed to reflect the effects of the disposition and the retrospective presentation as discontinued operations in future filings. The following table presents the financial results for the RateWatch business for the periods ended March 31, 2018 and December 31, 2017:

	For the Year Ended December 31, 2017	For the Three Months Ended March 31, 2018
Revenue	$7,674,548	$2,133,684
Operating expense:
Cost of services	1,808,448	455,731
Sales and marketing	1,333,105	331,692
General and administrative	663,136	161,855
Depreciation and amortization	1,396,730	87,073
Restructuring and other charges	31,035	—
Total operating expense	5,232,454	1,036,351
Operating income	2,442,094	1,097,333
Net interest income	9,514	2,498
Net income before income taxes	2,451,608	1,099,831
Recovery (provision) for income taxes	79,836	—
Net income (loss)	$2,531,444	$1,099,831

4.	Transition Services Agreement

As part of the sale of the Business, TST entered into a transitional services agreement (“TSA”) with the Purchaser of the Businesses, whereby TST will pay rent for a portion of the Leased Real Property to be used by TST employees post the Sales Transaction outlined either under the TSA or a separate sublease mutually acceptable to the parties. In addition, under the TSA, the Company will provide IT infrastructure and other support services during the 12 months immediately following the sale of the RateWatch business to help ensure an orderly transition following the completion of the sale.

The TSA may be amended by mutual agreement and the length of the TSA depends on how quickly the transition of such services is completed.